Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266055

AUGUSTA GOLD CORP.

$200,000,000 Shares of Common Stock Shares of Preferred Stock Warrants Subscription Receipts Units

Augusta Gold Corp. (the “Company”) may offer and sell, from time to time, up to $200,000,000 aggregate initial offering price of shares of common stock, par value $0.0001, in the capital of the Company (which we refer to herein as “Common Stock”), shares of preferred stock, par value $0.0001, in the capital of the Company (which we refer to herein as “Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock (which we refer to herein as “Warrants”), subscription receipts for Common Stock, Preferred Stock, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”) or any combination thereof (which we refer to herein as “Units”) in one or more transactions under this base prospectus (which we refer to herein as the “prospectus”). This prospectus also covers (i) Common Stock that may be issued upon the conversion of Preferred Stock, (ii) Common Stock and Preferred Stock that may be issued upon exercise of Warrants or conversion of Subscription Receipts and (iii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Stock and Preferred Stock that may be issued pursuant to anti-dilution or adjustment provisions in Preferred Stock, Warrants or Subscription Receipts issuable hereunder.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement (which we refer to herein as the “prospectus supplement”) that describes specific information about the particular securities being offered and may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus. This prospectus may not be used to offer or sell securities without the prospectus supplement which includes a description of the method and terms of that offering.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our Common Stock is listed on the Toronto Stock Exchange (the “TSX”) under the symbol “G” and is quoted for trading on the OTCQB under the symbol “AUGG”. On August 17, 2022, the last reported sales price of our Common Stock on the TSX was C$1.93 and the closing quote on the OTCQB was $1.49. There is currently no market through which the securities, other than the Common Stock, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities, other than the Common Stock, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED AUGUST 18, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities that we may offer. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in a prospectus supplement and may include, where applicable: (i) in the case of Common Stock, the number of shares of Common Stock offered, the offering price and any other specific terms of the offering; (ii) in the case of Preferred Stock, the number of shares of Preferred Stock offered, the designation and class of the Preferred Stock, the offering price, any dividend terms and rates, conversion terms and conversion price and any other specific terms of the Preferred Stock and offering; (iii) in the case of Warrants, the designation, number and terms of the Common Stock or Preferred Stock purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Stock, Preferred Stock or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (v) in the case of Units, the designation, number and terms of the Common Stock, Preferred Stock, Warrants or Subscription Receipts comprising the Units. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters set forth in this prospectus.

In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “$” are to United States dollars.

Unless otherwise indicated, any reference to “Augusta Gold”, or as “we”, “us”, “our” or “the Company” refers to Augusta Gold Corp. and its consolidated subsidiaries.

ii

CURRENCY AND EXCHANGE RATES

References to CDN or C$ refer to Canadian currency and USD or $ refer to United States currency.

The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

	Year Ended December 31
Canadian Dollars to U.S. Dollars	2021 US$	2020 US$	2019 US$
Rate at end of period	0.7888	0.7854	0.7699
Average rate for period	0.7980	0.7461	0.7537
High for period	0.8306	0.7863	0.7699
Low for period	0.7727	0.6898	0.7353

iii

SUMMARY

The following highlights certain information contained elsewhere in this prospectus. It does not contain all the details concerning the offering, including information that may be important to you. You should carefully review this entire prospectus including the section entitled “Risk Factors” and the financial statements incorporated herein by reference. See “Documents Incorporated by Reference” and “Where You Can Find More Information.”

General Corporate Overview

Augusta Gold is an exploration stage gold company focused on building a long-term business that delivers stakeholder value through developing the Company’s Reward and Bullfrog gold projects and pursuing accretive merger and acquisition opportunities. The Company owns, controls or has acquired mineral rights on federal patented and unpatented mining claims in the State of Nevada for the purpose of exploration and potential development of gold, silver, and other metals. The Company plans to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential. At present, we are in the exploration stage and do not mine, produce or sell any mineral products and we do not currently generate cash flows from mining operations.

The Bullfrog Gold Project is located approximately 120 miles north-west of Las Vegas, Nevada and 4 miles west of Beatty, Nevada. The Company controls mineral rights including the Bullfrog and Montgomery-Shoshone deposits and has further identified significant additional mineralization around the existing pits and defined several exploration targets that could further enhance the Bullfrog Gold Project. The Bullfrog Gold Project has measured mineral resources of 526,680 oz gold grading 0.54 g/t gold, indicated mineral resources of 682,610 oz gold grading 0.52 g/t gold and inferred mineral resources of 257,900 oz gold grading 0.48 g/t gold. See “Part I - Item 2 - Properties” in our Annual Report on Form 10-K, which is incorporated herein by reference, for a further description of the Bullfrog Gold Project.

The Reward Gold Project is a low-risk heap leach project with all major permits located only seven miles from the Company’s Bullfrog Gold Project in Nye County, Nevada. The Reward Gold Project has measured mineral resources of 169,900 oz gold grading 0.86 g/t gold, indicated mineral resources of 256,800 oz gold grading 0.69 g/t gold and inferred mineral resources of 27,100 oz gold grading 0.68 g/t gold. The Reward Gold Project has ample water rights and sufficient water supply for the current mine plan. Shared infrastructure between the Reward Gold Project and the Bullfrog Gold Project are expected to provide meaningful synergies for the Company.

The Company is led by a management team and board of directors with a proven track record of success in financing and developing mining assets and delivering shareholder value.

Augusta Gold Corp. was incorporated under the laws of the State of Delaware on July 23, 2007 as Kopr Resources Corp. On July 21, 2011, the Company changed its name to “Bullfrog Gold Corp.” On January 26, 2021, the Company changed its name to “Augusta Gold Corp.” and completed a consolidation of its shares of Common Stock on the basis of one (1) new share of Common Stock for every six (6) old shares of Common Stock (the “Consolidation”).

Recent Development of the Business

On June 13, 2022, the Company completed the acquisition of the outstanding membership interests (collectively, the “CR Interests”) of CR Reward LLC, a wholly-owned subsidiary of Waterton (“CR Reward”), pursuant to a membership interest purchase agreement (the “Reward Agreement”) with Waterton Nevada Splitter, LLC (“Waterton”). CR Reward holds the Reward Project located seven miles from the Company’s Bullfrog Project in Nevada.

The CR Interests were acquired for the following consideration:

(a)	$12,500,000 in cash (the “Closing Payment”) paid at the closing; plus
(b)	the issuance of 7,800,000 shares of Common Stock at the closing (the “Initial Payment Shares”) at a deemed price per share of $1.33, with the aggregate value of the Initial Payment Shares of $10,374,000 being the “Initial Share Value”; plus
(c)	such combination of cash and Common Stock, determined as described below, as have an aggregate value of $15,000,000 less the Initial Share Value (the “Second Payment”) to be paid by the date described below; plus
(d)	$17,500,000 in cash (the “Deferred Payment”) to be paid by the date that is 90 days following the closing (the “Deferred Payment Deadline”).

The Second Payment must be satisfied on or before the earlier of (in any case, the “Second Payment Date”): (A) the business day on which the Company completes any debt or equity financing (in any case, the “Financing”) and (B) the Deferred Payment Deadline.

If the price at which securities are sold by the Company under the Financing (in any case, the “Financing Price”) (i) is less than C$1.70, the Second Payment shall be satisfied by such combination of cash and Common Stock as may be determined by Waterton in its sole discretion; and (ii) is C$1.70 or greater, the Second Payment shall be satisfied by such combination of cash and Common Stock as may be determined by the Company in its sole discretion. Any Common Stock issued pursuant to the Second Payment shall be issued at a deemed price per share equal to the United States dollar equivalent (based on the Currency Exchange Rate on the business day immediately preceding the closing date of the Financing) of the Financing Price. The aggregate value of the Initial Share Value and the Second Payment shall be $15,000,000.

The obligation of the Company to pay the Deferred Payment was secured by a Deed of Trust and related financing statement pursuant to which the Company granted to Waterton a first-priority, perfected security interest running with the mineral properties held by CR Reward.

The Company’s principal executive offices are located at Suite 555-999 Canada Place, Vancouver, BC V6C 3E1, the Company’s telephone number is (604) 687-1717 and the Company’s Internet website address is www.augustagold.com.  The information on the Company’s website is not a part of, or incorporated in, this prospectus.

The Securities being Offered under this Prospectus

We may offer the Common Stock, Preferred Stock, Warrants, Subscription Receipts or Units with a total value of up to $200,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	original issue discount, if any;

•	rates and times of payment of dividends, if any;

•	redemption, conversion or exchange terms, if any;

•	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not described in this prospectus.

Common Stock

We may issue shares of our Common Stock from time to time. The holders of our Common Stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our Preferred Stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges, and restrictions of the Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible Preferred Stock will be convertible into our Common Stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates. If we sell any series of Preferred Stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, and restrictions of the Preferred Stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before or concurrent with the issuance of the related series of Preferred Stock. We urge you to read the applicable prospectus supplement related to the series of Preferred Stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock.

Warrants

We may issue Warrants for the purchase of Common Stock or Preferred Stock in one or more series. We may issue Warrants independently or together with Common Stock or Preferred Stock, and the Warrants may be attached to or separate from these securities. We will evidence each series of Warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of Warrants.

In this prospectus, we have summarized certain general features of the Warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of Warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the Warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, and/or warrant certificate containing the terms of the Warrants we are offering before or concurrent with the issuance of the Warrants.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Stock, Preferred Stock, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or Canada or a state or province thereof and authorized to carry on business as a trustee.

In this prospectus, we have summarized certain general features of the Subscription Receipts. We urge you, however, to read any prospectus supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription receipt agreement containing the terms of the Subscription Receipts we are offering before or concurrent with the issuance of the Subscription Receipts.

Units

We may issue Units consisting of Common Stock, Preferred Stock, and/or Warrants and/or Subscription Receipts for the purchase of Common Stock or Preferred Stock in one or more series. In this prospectus, we have summarized certain general features of the Units. We urge you, however, to read the applicable prospectus supplement related to the series of Units being offered, as well as the unit agreements that contain the terms of the Units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, if any, and any supplemental agreements that describe the terms of the series of Units we are offering before or concurrent with the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, which report is incorporated by reference in this prospectus, together with all of the other information included in this prospectus or incorporated by reference herein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” below.

The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.

Summary of Risk Factors

The following is a short description of the risks and uncertainties you should carefully consider in evaluating our business and us which are more fully described in our annual report on Form 10-K for the fiscal year ended December 31, 2021, which report is incorporated by reference in this prospectus. The factors listed below and in the annual report, represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related to our Financial Condition

•	We have a history of losses and expect to continue to incur losses in the future.

•	We have negative operating cash flow.

•	We have a limited operating history on which to base an evaluation of our business and prospects.

•	We may need to obtain additional financing to fund our exploration programs.

•	Increased costs could affect our financial condition.

Risks Related to our Operations

•	We may not be able to get the required permits at the Bullfrog Gold Project in a timely manner or at all.

•	We are a junior gold exploration company with no mining operations, and we may never have any mining operations in the future.

•	Difficulties we may encounter managing our growth could adversely affect our results of operations.

•	If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

•	The outbreak of the coronavirus pandemic may impact the Company’s plans and activities.

Risks Related to Mining

•	The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

•	Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

•	Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in exploration.

•	The volatility of the price of gold and silver could adversely affect our future operations and, if warranted, our ability to develop our properties.

•	We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

•	Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties.

•	Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

•	Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other minerals.

•	We may not be able to maintain the infrastructure necessary to conduct exploration activities.

•	Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

•	Our relationship with the communities in which we operate impacts the future success of our operations.

•	Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

General Risks

•	Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of non-compliance, which could have an adverse effect on our stock price.

•	We are required to comply with Canadian securities regulations and are subject to additional regulatory scrutiny in Canada.

•	Our stock price may be volatile.

•	We have never paid nor do we expect in the near future to pay dividends.

•	Broker-dealers may be discouraged from effecting transactions in shares of Common Stock because they are considered a penny stock and are subject to the penny stock rules.

•	Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

•	We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

Updated Risk Factors

The following risk factors are updated from those appearing in our annual report on Form 10-K:

Our Bullfrog and Reward Gold Projects are in the exploration stage.

Both the Bullfrog Gold Project and the Reward Gold Project have estimated mineral resources, but there has not been a mineral reserve estimation in accordance with S-K 1300 for either property. There is no assurance that we can establish the existence of any mineral reserves on the Bullfrog Gold Project or the Reward Gold Project in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from the projects and if we do not do so, we will lose all of the funds that we expend on exploration.  If we do not discover any mineral reserves in a commercially exploitable quantity, the exploration component of our business could fail.

The probability of an individual prospect ever having a “reserve” that meets the requirements of the SEC’s S-K 1300 standards is extremely remote.  Even if we do eventually discover a mineral reserve on our projects, there can be no assurance that they can be developed into producing mines and extract those minerals.  Both mineral exploration and development involve a high degree of risk and few mineral properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices.  Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

We cannot be assured that either the Bullfrog Gold Project or the Reward Gold Project are feasible or that a feasibility study will accurately forecast economic results.

The Bullfrog Gold Project and the Reward Gold Project are our principal assets. Our future profitability depends largely on the economic feasibility of these projects. The results of our feasibility study may not be as favorable as the results of our prior technical reports. There can be no assurance that mining processes and results including potential gold production rates, revenue, capital and operating costs including taxes and royalties will not vary unfavorably from the estimates and assumptions included in such feasibility studies.

The Bullfrog Gold Project and the Reward Gold Project each require substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

The exploration and, if warranted, development and operation of the Bullfrog Gold Project and/or the Reward Gold Project will require significant capital. Our ability to raise sufficient capital and/or secure a development partner on satisfactory terms, if at all, will depend on several factors, including acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors or other factors such as lower gold prices, unanticipated operating or permitting challenges, perception of environmental impact or, illiquidity in the debt markets or equity markets, could impede our ability to finance the Bullfrog Gold Project or the Reward Gold Project on acceptable terms, or at all, including the cost of such capital and other conditions of financing arrangements that impose restrictive covenants and security interests that may affect the Company’s ability to operate as intended and ultimately its ability to continue as a going concern.

Any material changes in resource/reserve estimates and grades will affect the economic viability of placing a property into production and a property’s return on capital.

As we have not completed feasibility studies on our Bullfrog Gold Project or our Reward Gold Project and have not commenced actual production, resource estimates may require adjustments or downward revisions.  In addition, the grade ultimately mined, if any, may differ from that indicated by our technical reports and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under existing on-site conditions or in production scale.

The mineral resource estimates contained in our reports have been determined based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.  Extended declines in market prices for gold or silver may render portions of our mineral resources uneconomic and result in reduced reported mineralization or adversely affect any commercial viability determinations we may reach. Any material reductions in estimates of mineral resources, or of our ability to extract mineral resources, could have a material adverse effect on our share price and the value of our properties.

Payment of the remaining amounts due and payable to Waterton for the acquisition of the Reward Gold Project is secured by the mineral properties held by CR Reward and if we fail to timely make payment of amounts due and payable the trustee on behalf of Waterton may act upon the secured interests which could adversely affect our results of operations.

Our obligation to pay the Deferred Payment amount of $17,500,000 was secured by a Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (“Deed of Trust”) and related financing statement pursuant to which the Company granted to Waterton a first-priority, perfected security interest running with the mineral properties held by CR Reward. If we trigger an event of default under the Deed of Trust, including by failing to timely make the Deferred Payment, then the trustee under the Deed of Trust acting on behalf of Waterton can undertake certain remedial actions related to the secured mineral interests of CR Reward, including ceasing such assets for the benefit of Waterton, could have a material adverse effect on our share price and the value of our properties.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and the exhibits attached hereto contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” within the meaning of applicable Canadian securities legislation, collectively “forward-looking statements”.  Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future.  Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible” and similar expressions, or statements that events, conditions or results “will,” “may,” “could” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved.  These forward-looking statements may include, but are not limited to, statements concerning:

•	the Company’s strategies and objectives, both generally and in respect of the Bullfrog Gold Project and the Reward Gold Project;

•	the recommendations of the technical reports for the Bullfrog Gold Project and the Reward Gold Project;

•	the Company’s decisions regarding the timing and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, the Company’s exploration programs at the Bullfrog Gold Project and the Reward Gold Project;

•	the Company’s estimates of the quality and quantity of the mineralized materials at its mineral properties;

•	the potential discovery and delineation of mineral deposits/reserves and any expansion thereof beyond the current estimates;

•	the Company’s expectation that it will become a gold producer;

•	the Company’s estimates of future operating and financial performance;

•	the Company’s potential funding requirements and sources of capital, including near-term sources of additional cash and long-term financing through the sale of equity and/or debt and through the exercise of stock options and warrants;

•	the Company’s expectation that the Company will continue to raise capital;

•	the Company’s expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	the Company’s estimates of its future cash position;

•	the Company’s anticipated general business and economic conditions;

•	the Company’s ability to meet its financial obligations as they come due, and to be able to raise the necessary funds to continue operations; and

•	that the Company will operate at a loss for the foreseeable future.

Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to:

•	our history of losses;

•	negative cash flow;

•	our limited operating history;

•	increased costs affecting our financial condition;

•	the Bullfrog Gold Project and the Reward Gold Project being in the exploration stage;

•	whether the Bullfrog Gold Project or the Reward Gold Project are feasible;

•	the Bullfrog Gold Project and the Reward Gold Project requiring substantial capital investment;

•	our inability to obtain required permits;

•	our status as a junior mining company;

•	difficulties in managing growth;

•	our potential loss of key persons;

•	risks related to the evolving novel coronavirus pandemic and health crisis and the governmental and regulatory actions taken in response thereto;

•	the risks of mineral exploration;

•	evaluation uncertainty in estimating mineralized material;

•	changes in estimates of mineralized material;

•	our exploration projects not succeeding;

•	price volatility of gold and silver;

•	environmental regulations;

•	challenges to title to our properties;

•	amendments to mining law;

•	supply shortages;

•	inability to maintain infrastructure to conduct exploration activities;

•	new regulation related to climate change;

•	relationships with communities in which we operate;

•	newly adopted mining disclosure regulations;

•	evolving corporate standards;

•	Canadian reporting requirements;

•	the price of the shares of Common Stock being volatile; and

•	other factors discussed in other sections of this prospectus, including the section titled “Risk Factors,” and in the Company’s annual report for the fiscal year ended December 31, 2021 on Form 10-K, incorporated herein by reference, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list of factors that may affect any of the Company’s forward-looking statements is not exhaustive. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation those discussed in “Risk Factors” of this prospectus.

The Company’s forward-looking statements contained in this prospectus and the documents incorporated by reference herein and the exhibits hereto are based on the beliefs, expectations and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

CAUTIONARY NOTE TO INVESTORS REGARDING MINERAL ESTIMATES

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable Canadian securities laws, and as a result we report our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements are governed by subpart 1300 of Regulation S-K under the Exchange Act (“S-K 1300”). Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions.

In our public filings in the U.S. and Canada and in certain other announcements not filed with the SEC, we will disclose proven and probable reserves, if any, and we do report measured, indicated and inferred resources, each as defined in S-K 1300 and NI 43-101. As currently reported, there are no material differences in our disclosed measured, indicated and inferred resources under each of S-K 1300 and NI 43-101. The estimation of measured mineral resources and indicated mineral resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable mineral reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted into S-K 1300-compliant or NI 43-101-compliant mineral reserves. The estimation of inferred mineral resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of mineral resources, and therefore it cannot be assumed that all or any part of inferred mineral resources will ever be upgraded to a higher category. Therefore, investors are cautioned not to assume that all or any part of inferred mineral resources exist, or that they can be mined legally or economically.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities under this prospectus will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes. The Company may, from time to time, issue Common Stock or other securities otherwise than through the offering of securities pursuant to this prospectus.

DIVIDEND POLICY

We do not intend to pay dividends for the foreseeable future. See “Risk Factors” above.

MARKET FOR COMMON SHARES

Our Common Stock is listed on the TSX under the symbol “G” and is quoted for trading on the OTCQB under the symbol “AUGG”. On August 17, 2022, the last reported sales price of our Common Stock on the TSX was C$1.93 and the closing quote on the OTCQB was $1.49.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

The applicable prospectus supplement will also describe certain Canadian federal income tax consequences to investors described therein of acquiring securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

DESCRIPTION OF COMPANY CAPITAL STOCK

The authorized capital stock of the Company consists of 750,000,000 shares of Common Stock, par value $0.0001, and 250,000,000 shares of Preferred Stock, par value $0.0001, of which 5,000,000 is designated as series A Preferred Stock and 45,000,000 is designated as series B Preferred Stock. As of the date of this prospectus, there are 79,204,606 shares of Common Stock issued and outstanding, and no series A Preferred Stock or series B Preferred Stock issued and outstanding.

Common Stock

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.  Therefore, subject to the rights of any outstanding Preferred Stock, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of Preferred Stock in one or more series. Each series of Preferred Stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our board of directors has designated 5,000,000 shares of Preferred Stock as “Series A Preferred Stock”.  Each share of Series A Preferred Stock is convertible into one (1) share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock.  The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

Our board of directors has designated 45,000,000 shares of Preferred Stock as “Series B Preferred Stock”.  Each share of Series B Preferred Stock is convertible into one (1) share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our Common stock calculated immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock.  The holders of the Company’s Series B Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

Prior to the issuance of shares of each series of Preferred Stock, our board of directors is required under Delaware law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of Preferred Stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before or concurrent with the issuance of the related series of Preferred Stock.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and non-assessable, including shares of Preferred Stock issued upon the exercise of Preferred Stock Warrants or Subscription Receipts, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Options and Warrants

As of the date hereof, there are stock options to acquire 5,250,002 shares of Common Stock issued and outstanding at an average weighted exercise price of $2.23 (assuming an exchange rate of C$1:US$0.7854), of which 1,875,002 are exercisable at an average weighted exercise price of $2.18 (assuming an exchange rate of C$1:US$0.7854) and the remainder are subject to vesting conditions.

As of the date hereof, there are warrants to acquire 31,002,785 shares of Common Stock issued and outstanding as follows:

Warrants Issued	Exercise Price		Expiration Date
27,225,001	C$	1.80	October 2024
3,777,784	C$	2.80	March 2024

Anti-Takeover Provisions

Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make it more difficult to affect the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	grant our board of directors the ability to designate the terms of and issue new series of Preferred Stock, which can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of the Common Stock; and

●	impose limitations on our stockholders’ ability to call special stockholder meetings.

Further, Mr. Richard Warke, our Executive Chairman, controls 22,039,388 shares of common stock with the right to acquire an additional 18,865,727 shares underlying warrants and a further right to acquire 266,667 shares underlying options representing 41.87% of the issued and outstanding voting shares of the Company on a partially diluted basis as of August 18, 2022 and Barrick Gold Corporation controls 9,100,000 shares of common stock with the right to acquire an additional 9,100,000 shares underlying warrants, representing 20.61% of the issued and outstanding voting shares of the Company on a partially diluted basis as of August 18, 2022. The large concentration of our voting shares in two stockholders makes it more difficult to effect the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our Company existing at the time of such repeal or modification.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of Common Stock or Preferred Stock in one or more series. We may issue Warrants independently or together with Common Stock or Preferred Stock, and the Warrants may be attached to or separate from these securities.

We will evidence each series of Warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank or transfer agent that we select which has its principal office in the United States or Canada. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of Warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, and/or warrant certificate containing the terms of the Warrants we are offering before or concurrent with the issuance of the Warrants.

We will describe in the applicable prospectus supplement the terms of the series of Warrants, including:

•	the offering price and aggregate number of Warrants offered;

•	if applicable, the designation and terms of the securities with which the Warrants are issued and the number of Warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the Warrants and the related securities will be separately transferable;

•	in the case of Warrants to purchase Common Stock or Preferred Stock, the number or amount of shares of Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of one Warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the Warrants, including any cashless exercise rights;

•	the warrant agreement under which the Warrants will be issued, if any;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the Warrants;

•	anti-dilution provisions of the Warrants, if any;

•	the terms of any rights to redeem or call the Warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the Warrants;

•	the dates on which the right to exercise the Warrants will commence and expire or, if the Warrants are not continuously exercisable during that period, the specific date or dates on which the Warrants will be exercisable;

•	the manner in which the warrant agreement and Warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the Warrants;

•	federal income tax consequences of holding or exercising the Warrants;

•	the terms of the securities issuable upon exercise of the Warrants;

•	any securities exchange or quotation system on which the Warrants or any securities deliverable upon exercise of the Warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the Warrants.

Before exercising their Warrants, holders of Warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of Warrants to purchase Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the Warrants may exercise the Warrants at any time up to 5:00 P.M. Pacific Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the warrant certificate representing the Warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the Warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of Warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any Warrant. A single bank or trust company may act as warrant agent for more than one issue of Warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or Warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Warrant may, without the consent of the related warrant agent or the holder of any other Warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its Warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Therefore, holders of Warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The warrant agreement and/or warrant certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the warrant agreement and/or warrant certificate.

We may amend any warrant agreement, warrant certificate and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any Warrants issued under the warrant agreements will be governed by Delaware law.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Stock, Preferred Stock, Warrants or a combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between us and an escrow agent (the “Escrow Agent”) and any underwriter or agent for the offering, if any, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or Canada or a state or province thereof and authorized to carry on business as a trustee.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription receipt agreement containing the terms of the Subscription Receipts we are offering before or concurrent with the issuance of the Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the prospectus supplement describing such Subscription Receipt Agreement. We urge you to read the applicable prospectus supplement related to the particular Subscription Receipts that we sell under this prospectus, as well as the complete Subscription Receipt Agreement.

The prospectus supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of applicable securities exchanges relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The prospectus supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of Subscription Receipts offered;

●	the price at which the Subscription Receipts will be offered;

●	the currency or currencies in which the Subscription Receipts will be offered;

●	the designation, number and terms of the Common Stock, Preferred Stock, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Stock, Preferred Stock, Warrants or a combination thereof;

●	the procedures for the issuance and delivery of Common Stock, Preferred Stock, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Stock, Preferred Stock, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Stock by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Stock pursuant to the terms of the Subscription Receipt Agreement);

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold Common Stock, Preferred Stock, Warrants or a combination thereof pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

●	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this prospectus, the prospectus supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

●	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

●	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

●	the identity of the Escrow Agent;

●	whether the Subscription Receipts will be listed on any exchange;

●	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

●	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Stock, Preferred Stock, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Stock, Preferred Stock and Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Stock, Preferred Stock, Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Stock, Preferred Stock or Warrants to which the holder of a Common Stock, Preferred Stock or Warrants would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Stock of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Stock to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Stock. Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Stock, Preferred Stock or Warrants which, in the reasonable opinion of our board of directors, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Stock, Preferred Stock and Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our board of directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this prospectus, the prospectus supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Stock, Preferred Stock and Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Stock, Preferred Stock and Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

We may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each Unit will be issued so that the holder of the Unit is also the holder, with the rights and obligations of a holder, of each security included in the Unit. The unit agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, if any, and any supplemental agreements that describe the terms of the series of Units we are offering before or concurrent with the issuance of the related series of Units.

The applicable prospectus supplement will describe:

●	the designation and the terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the Units will be issued, if any;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units; and

●	whether the Units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.

The distribution of securities may be affected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on stock exchanges or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

We may only offer and sell the securities pursuant to a prospectus supplement during the 36-month period that this prospectus, including any amendments hereto, remains effective. The prospectus supplement for any of the securities being offered thereby will set forth the terms of the offering of such securities, including the type of security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of such securities are purchased. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any securities. Any such fee or commission will be paid out of the proceeds of the offering or our general corporate funds.

By Dealers

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of the proceeds of the offering or our general corporate funds. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of securities under this prospectus and any prospectus supplement, no Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any Common Stock sold pursuant to a prospectus supplement will be eligible for trading as listed on TSX. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

EXPERTS

The consolidated financial statements of Augusta Gold as of December 31, 2021 and 2020 and for each of the two years ended December 31, 2021 and 2020 included in our annual report on Form 10-K which is incorporated herein by reference, have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CR Reward as of and for the year ended December 31, 2021 and 2020, included in our current report on Form 8-K/A which is incorporated herein by reference, have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to the Company’s Bullfrog Gold Project contained herein and incorporated herein by reference is derived from the technical report entitled “S-K 1300 Technical Report, Mineral Resource Estimate, Bullfrog Gold Project, Nye County, Nevada” with an effective date of December 31, 2021 and an issue date of March 16, 2022 prepared by Russ Downer, P. Eng. and Adam House, MMSA QP, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors. Information relating to the Company’s Reward Gold Project contained herein and incorporated herein by reference is derived from the technical report entitled “Mineral Resource Estimate for the Reward Project, Nye County, Nevada, USA” with an effective date of May 31, 2022 and a signing date of June 29, 2022 prepared by Michael Dufresne, M.Sc., P. Geol., P. Geo. and Timothy D. Scott, BA.Sc., RM SME, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors. None of the above experts has a direct or indirect interest in the Company, the properties of the Company or of any affiliate of the Company.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for Augusta Gold by Dorsey & Whitney LLP.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus.  Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

The following documents have been filed by us with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus.

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which report contains our audited consolidated financial statements and the notes thereto as at December 31, 2021 and 2020 and for the fiscal years ended December 31, 2021 and 2020, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the fiscal years ended December 31, 2021 and 2020, as filed with the SEC on March 17, 2022;

(b)	our Quarterly Report on Form 10-Q for the three month period ended March 31, 2022, which report contains our unaudited condensed consolidated financial statements and the notes thereto as at March 31, 2022 and the three month periods ended March 31, 2022 and 2021 and the related management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2022, as filed with the SEC on May 9, 2022;

(c)	our Quarterly Report on Form 10-Q for the six month period ended June 30, 2022, which report contains our unaudited condensed consolidated financial statements and the notes thereto as at June 30, 2022 and the six month periods ended June 30, 2022 and 2021 and the related management’s discussion and analysis of financial condition and results of operations for the six months ended June 30, 2022, as filed with the SEC on August 8, 2022;

(d)	Exhibits 99.1, 99.2 and 99.3 of our Current Report on Form 8-K/A as filed on July 7, 2022, which report contains the audited consolidated financial statements of CR Reward as of and for the year ended December 31, 2021 and 2020, the related notes thereto and the report of the independent accounting firm, as Exhibit 99.1, the unaudited condensed consolidated financial statements of CR Reward as at and for the period ended March 31, 2022 and the related notes thereto, as Exhibit 99.2, and the unaudited pro forma condensed combined financial information of the Company, giving effect to the acquisition of CR Reward, which includes the unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2021 and for the three months ended March 31, 2022 and the related notes, as Exhibit 99.3;

(e)	our Current Reports on Form 8-K as filed on April 27, 2022, June 16, 2022 and July 7, 2022;

(f)	the description of the Common Stock contained in our registration statement on Form 8-A filed with the SEC on April 13, 2012, including any amendment or report filed for purposes of updating such description; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

We also hereby specifically incorporate by reference all filings by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement on Form S-3 to which this prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

AUGUSTA GOLD CORP.

Suite 555 – 999 Canada Place

Vancouver, British Columbia

Attention: Purni Parikh, Corporate Secretary

Telephone: (604) 687-1717

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our Company and the securities offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement, of which this prospectus is a part, and the documents incorporated by reference herein, at the SEC’s Internet site. You may also access these documents at the Company’s website at www.augustagold.com.

$200,000,000 Shares of Common Stock Shares of Preferred Stock Warrants Subscription Receipts Units

PROSPECTUS

August 18, 2022

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this Prospectus, nor any sale made hereunder, shall create any implication that the information in this Prospectus is correct after the date hereof.